Exhibit 3.1

COMPANY NO. SE000106

COMPANIES ACT 2006

SOCIETAS EUROPAEA

STATUTES

of

VALTECH SE

adopted by special resolution on 8 October 2018

i

COMPANY NO. SE000106

COMPANIES ACT 2006

SOCIETAS EUROPAEA

STATUTES
of
VALTECH SE

(adopted by special resolution passed on 8 October 2018)

Preliminary

Relevant model articles

1.	The regulations in the Companies (Model Articles) Regulations 2008 as in force at the date of registration of the Company in the United Kingdom shall not apply to the Company.

Definitions

2.	In these Statutes, except where the subject or context otherwise requires:

“Acts” means the Companies Act as defined in section 2 of the Companies Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Companies Act;

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person;

“Articles” means these statutes as altered from time to time by special resolution;

“auditors” means the auditors of the Company;

“the board” means the administrative organ of the Company as contemplated by Article 38 of Council Regulation (EC) No. 2157/2001 of 8 October 2001 on the statute for a European Company (SE) or any members of the administrative organ acting together on behalf of the Company;

“certificated share” means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

“Class A Ordinary Shares” means the ordinary shares in the capital of the Company from time to time identified in Article 6(a) and with the rights set out therein and in these Articles generally;

“Class B Ordinary Shares” means the ordinary shares in the capital of the Company from time to time identified in Article 6(b) and with the rights set out therein and in these Articles generally;

“Class B Transfer” means the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of any interest, whether legal or beneficial, in a Class B Ordinary Share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, the transfer of, or entering into, a binding agreement with respect to Voting Control over such Class B Ordinary Share, by proxy or otherwise;

“clear days” in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Companies Act” means the UK Companies Act 2006;

“Company” means Valtech SE;

“Deferred Shares” means the deferred shares in the capital of the Company from time to time, identified in Article 6(d) and with the rights set out therein and in these Articles generally;

“Depositary” means any depositary, custodian or nominee approved by the board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by other persons.

“director” means a board member from time to time;

“dividend” means dividend or bonus;

“Entitled by Transmission” means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

“Exchange Act” means the United States Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder as in effect from time to time;

“holder” in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

“member” means a member of the Company;

2

“office” means the registered office of the Company;

“Ordinary Shareholder” means a person entered in the register of members as the holder for the time being of an Ordinary Share;

“Ordinary Shares” means Class A Ordinary Shares, Class B Ordinary Shares and any other shares in the capital of the Company designated as ordinary shares from time to time;

“paid” means paid or credited as paid;

“Permitted Class B Transfer” means:

(a)	any Class B Transfer by any person to any other person who is its Affiliate;

(b)	any Class B Transfer to a broker, depositary (including in return for the issue of depository receipts) or other nominee provided that, immediately following such Class B Transfer, the transferor retains:

(i)	Voting Control;

(ii)	control over the acquisition of such Class B Ordinary Shares; and

(iii)	the economic consequences of ownership of such Class B Ordinary Shares;

(c)	in connection with actions to be taken at any general meeting of the Company or any class meeting of holders of Class B Ordinary Shares, the granting of a proxy to:

(i)	any director or officer of the Company at the request of the board; or

(ii)	any representative of the holder of the Class B Ordinary Shares;

(d)	the pledge of Class B Ordinary Shares by any holder that creates a mere security interest in such Class B Ordinary Shares pursuant to a bona fide loan or indebtedness transaction for so long as such holder of Class B Ordinary Shares continues to exercise Voting Control over such pledged Class B Ordinary Shares, provided, however, the enforcement of such security, by foreclosure on such Class B Ordinary Shares or other action with a similar effect, shall not be a Permitted Class B Transfer unless such enforcement otherwise qualifies as a Permitted Class B Transfer at such time; and

(e)	any Class B Transfer to a Permitted Management Transferee.

“Permitted Management Transferee” means any of (a) Sebastian Lombardo, Tomas Nores or Olivier Padiou, or (b) a corporation, partnership or limited liability company that is controlled by one or more of Sebastian Lombardo, Tomas Nores or Olivier Padiou.

3

“Preference Shares” means the preference shares in the capital of the Company from time to time, identified in Article 6(c) and with the rights set out therein and in these Articles generally;

“present” means, for the purposes of physical general meetings, present in person or, for the purposes of electronic general meetings, present by electronic means;

“recognised person” means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 778 of the Companies Act;

“register” means the register of members of the Company;

“Rules” means collectively Council Regulation (EC) No. 2157/2001 of 8 October 2001 on the statute for a European Company (SE), Council Directive No. 2001/86/EC of 8 October 2001 supplementing the statute for a European Company with regard to the involvement of employees, the European Public Limited-Liability Company Regulations 2004 (Statutory Instruments No. 2004/2326), and the European Public Limited-Liability Company (Amendments) Regulations 2009 (Statutory Instruments No. 2009/2004);

“seal” means the common seal if any of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Companies Act;

“secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

“Securities Act” means the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect from time to time;

“Uncertificated Securities Regulation” means every law (including any orders, regulations or other subordinate legislation made under it) relating to the holding, evidencing of title to, or transfer of, uncertificated shares and legislation, rules or other arrangements made under or by virtue of such provisions;

“uncertificated share” means a share in the capital of the Company which is not held in physical certificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

“United Kingdom” means Great Britain and Northern Ireland; and

“Voting Control” means, with respect to a Class B Ordinary Share, the power, whether exclusively or shared, to vote or direct the voting of such Class B Ordinary Share by proxy, agreement or otherwise;

“Voting Shares” means the Ordinary Shares and any other shares which may be issued with the right to attend and vote at general meetings.

4

Construction

3.	Where, in relation to a share, these Articles refer to a “relevant system”, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a document or information being “sent”, “supplied” or “given” to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly.

References to “electronic platforms” include, without limitation, website addresses and conference call systems, and references to persons attending meetings “by electronic means” means attendance at electronic general meetings via the electronic platform(s) stated in the notice of such meeting.

References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and “written” shall be construed accordingly.

References to a statute or a statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension or re-enactment and includes any subordinate legislation for the time being in force made under it.

Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender, and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Companies Act have the same meaning as in the Companies Act (but excluding any modification of the Companies Act not in force at the date these Articles took effect) unless inconsistent with the subject or context.

Subject to the preceding paragraph, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

5

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them, (b) the word “board” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated, (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation, and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

Form of the Company

4.	The Company is a Societas Europaea (SE), as defined by the Rules. The provisions of these Articles shall be interpreted subject to and in accordance with the Rules.

Share Capital and Limited Liability

Limited liability

5.	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Share capital

6.	The Company may issue the following shares in the capital of the Company with rights attaching to them, in each case, as follows:

(a)	Class A Ordinary Shares, each of which shall be denominated in Euros with a nominal value of €0.01. Each Class A Ordinary Share shall have one (1) vote attaching to it for voting purposes in respect of all matters on which Ordinary Shares in the capital of the Company have voting rights, and shall form a single class with the other Ordinary Shares in the capital of the Company for such purposes. Each Class A Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any dividend or other distribution or in respect of the capitalisation of profits, in favour of the Ordinary Shares. Each Class A Ordinary Share shall rank equally with all Ordinary Shares in the capital of the Company in respect of any distribution made on a winding up of the Company.

(b)	Class B Ordinary Shares, each of which shall be denominated in Euros with a nominal value of €0.01. Each Class B Ordinary Share shall have ten (10) votes attaching to it for voting purposes in respect of all matters on which Ordinary Shares in the capital of the Company have voting rights, and shall form a single class with the other Ordinary Shares in the capital of the Company for such purposes. Each Class B Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any dividend or other distribution or in respect of the capitalisation of profits, in favour of the Ordinary Shares. Each Class B Ordinary Share shall rank equally with all Ordinary Shares in the capital of the Company in respect of any distribution made on a winding up of the Company.

6

(c)	Preference Shares, each of which shall be denominated in Euros with a nominal value to be determined by the board. Preference Shares may be issued in one (1) or more classes with or without votes attaching to them, with the Board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of the Company. The board may determine any other terms and conditions of the Preference Shares, including with regards to their rights (i) to receive dividends (which may include the right to receive preferential or cumulative dividends), (ii) to distributions made by the Company on a winding up, and (iii) to be convertible into, or exercisable or exchangeable for, shares of any other class or classes of the same or any other class or classes of share, at such price or prices or at such rates of exchange and with such adjustments as may be determined by the board

(d)	Deferred Shares, each of which shall be denominated in Euros with a nominal value to be determined by the board. Deferred Shares shall confer no rights to participate in the profits of the Company. On a return of capital on a winding up (excluding any reorganisation of the Company’s assets, liabilities or subsidiaries on an intra-group and solvent basis), but not otherwise, there shall be paid to the holders of Deferred Shares the nominal capital paid up or credited as paid up on such Deferred Shares after:

(i)	first paying to the holders of any Preference Shares the nominal capital paid up or credited as paid up on the Preference Shares and any amount required to be paid to the holders of Preference Shares; and

(ii)	second paying to the holders of Ordinary Shares the nominal capital paid up or credited as paid up on the Ordinary Shares held by them, together with the sum of $100,000 on each ordinary share.

The holders of Deferred Shares shall not be entitled to any further right of participation in the assets of the Company. The holders of Deferred Shares shall not be entitled in their capacity as holders of such shares to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting. The Deferred Shares shall not be listed or traded on any stock exchange and shall not be transferable except with the written consent of the board and except that any time (and from time to time) the Company may (subject to the provisions of the Companies Act), without obtaining the sanction of the holder or holders of Deferred Shares:

7

(A)	appoint any person to execute on behalf of any holder of Deferred Shares an instrument of transfer to transfer all of the Deferred Shares or any part thereof (and/or an agreement to transfer the same) to the Company or to such person as the board may determine (whether or not an officer of the Company) for nil consideration; and

(B)	cancel all or any of the Deferred Shares so acquired by the Company in accordance with the Companies Act.

The Company may from time to time, create, allot and issue further shares, with or without voting rights, whether ranking pari passu with or in priority to the Deferred Shares and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the Deferred Shares) shall be treated as being in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Deferred Shares. No reduction in capital by the Company of the capital paid up on the Deferred Shares shall constitute a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (in accordance with the Companies Act) without obtaining consent of the holders of the Deferred Shares. Without prejudice to the foregoing, the Company is authorised to reduce (or purchase shares in) its capital of any class and such reduction (or purchase) shall not involve a variation of rights attaching to the Deferred Shares for any purpose or require the consent of the holders of the Deferred Shares. No amendment to, or replacement of, the statutes of the Company shall constitute a variation of the rights of the Deferred Shares for any purpose.

7.

(a)	Subject to Article 8, each holder of a fully paid Class B Ordinary Share shall be entitled to redesignate the whole or part of his holding of Class B Ordinary Shares (not involving a fraction of a Class B Ordinary Share) for the same number of fully paid Class A Ordinary Shares, by delivering to the office (or at such other places as the board may from time to time appoint):

(i)	written notice of the number of Class B Ordinary Shares that are to be redesignated, such notice also to identify the name and address of such holder, as they appear on the Company’s books, and the total number of Class B Ordinary Shares held by such holder;

(ii)	in the case of a share held in certificated form, the certificate or certificates representing the Class B Ordinary Shares to be so redesignated; and

(iii)	such additional proof of title to the relevant shares of the person requesting redesignation, or authority of such person to request such redesignation, as the board may require.

8

(b)	Any share redesignation notice once delivered shall not be withdrawn without the consent of the board. The redesignation of the Class B Ordinary Shares specified in the relevant redesignation notice shall be deemed to have been made at the close of business on the date of receipt by the Company of the relevant redesignation notice and such additional proof of title or authority as the board may require in accordance with this Article 7.

(c)	If fewer than all of the Class B Ordinary Shares represented by any certificate(s) delivered in accordance with this Article 7 are to be redesignated, the Company shall issue and deliver to the holder a new certificate in respect of the balance of Class B Ordinary Shares comprised in the surrendered certificate without charge within one (1) month of the date of redesignation. If the Class A Ordinary Shares into which the Class B Ordinary Shares are redesignated are in certificated form, the Company shall issue and deliver to the holder(s) of the Class A Ordinary Shares a new certificate or certificates, as applicable, in respect of the Class A Ordinary Shares without charge within one (1) month of the date of redesignation. The Class A Ordinary Shares into which the relevant Class B Ordinary Shares are redesignated shall rank pari passu in all respects and form one (1) class with the Class A Ordinary Shares then in issue.

8.	Each Class B Ordinary Share shall automatically be redesignated, without further action by the holder, into a Class A Ordinary Share:

(a)	upon a Class B Transfer, excluding a Permitted Class B Transfer;

(b)	if, on the record date for any general meeting of the Company or class meeting of holders of Class B Ordinary Shares, the aggregate number of the Class B Ordinary Shares then in issue is less than 10 per cent. of the aggregate number of all Ordinary Shares then in issue; or

(c)	if directed by a special resolution at a general meeting of the holders of the Class B Ordinary Shares.

9.	The redesignation of Class B Ordinary Shares in accordance with Article 8 shall be deemed to have been made at the close of business on the date of the relevant Class B Transfer, the relevant record date or the date of passing the relevant shareholder approval, as applicable. Following the automatic redesignation of the Class B Ordinary Shares pursuant to Article 8, all certificates in respect of Class B Ordinary Shares held in certificated form shall be returned to the office (or at such other places as the board may from time to time appoint) and the Company shall issue and deliver to the relevant holders of the Class A Ordinary Shares a new certificate in respect of the Class A Ordinary Shares resulting from the redesignation without charge within one (1) month of the date of the redesignation. The Class A Ordinary Shares into which the relevant Class B Ordinary Shares are redesignated shall rank pari passu in all respects and form one (1) class with the Class A Ordinary Shares then in issue.

9

10.	Each holder of a Class B Ordinary Share must deliver to the office (or at such other places as the board may from time to time appoint) written notice of any Class B Transfer. If at any time the board is satisfied that a Class B Transfer has occurred in respect of a Class B Ordinary Share which has not been notified to the Company in accordance with this Article 10 then the board may, in its absolute discretion at any time thereafter by notice (a “Transfer Notice”) to such holder, request any information regarding interests in the relevant Class B Ordinary Shares in relation to which the default has occurred and direct that in respect of the Class B Ordinary Shares in relation to which the default has occurred any action set out in Article 99 be taken as though such Class B Ordinary Shares were default shares for the purposes of Article 99. Any Transfer Notice shall cease to have effect not more than seven (7) days after receipt by the Company of all information required by such Transfer Notice in a form satisfactory to the board. The board may at any time send a notice cancelling a Transfer Notice.

Shares with special rights

11.	Subject to the provisions of the Companies Act and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividends, return of capital, voting or otherwise, as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Uncertificated shares

12.	Subject to the provisions of the Uncertificated Securities Regulations, and without prejudice to any powers which the Company or the board may have to allot, issue, dispose or, convert or otherwise deal with or make arrangements in relation to, shares and other securities in any form:

(a)	the board may permit the holding of shares in any class of shares in uncertificated form;

(b)	the Company may issue shares in uncertificated form;

(c)	shares may be converted from certificated form to uncertificated form and vice versa; and

(d)	title to shares in any class may be transferred by means of a relevant system.

Not separate class of shares

13.	Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

10

Exercise of Company’s entitlements in respect of uncertificated shares

14.	Where the Company is entitled under any provision of the Companies Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Act, these Articles and the facilities and requirements of the relevant system:

(a)	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form for so long as required by the Company;

(b)	to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)	to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice and such steps shall be as effective as if they had been taken by the registered holder of that share; and

(d)	to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

Residual allotment powers

15.	Subject to the provisions of the Companies Act relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 16:

(a)	all shares for the time being in the capital of the Company shall be at the disposal of the board; and

(b)	the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

Redeemable shares

16.	Subject to the provisions of the Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder and the board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

11

Commissions

17.	The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Acts. Subject to the provisions of the Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.

Trusts Not Recognised

18.	Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim or any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share and all rights attaching to it).

Variation of Rights

Method of varying rights

19.	Subject to the provisions of the Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up:

(a)	in such manner (if any) as may be provided by those rights;

(b)	with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(c)	with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

20.	Where there are two (2) or more classes of shares, every decision by the general meeting shall be subject to a separate vote by each class of shareholders whose class rights are affected thereby.

When rights deemed to be varied

21.	For the purposes of Article 19, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

12

(a)	the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)	except as a result of the exercise by the board of any power permitting the allotment of Class A Ordinary Shares or Class B Ordinary Shares, the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c)	the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares;

(d)	the purchase or redemption by the Company of its own shares or the holding of such shares as treasury shares in accordance with the provisions of the Acts;

(e)	the sale of any shares held as treasury shares in accordance with the provisions of the Acts; and

(f)	the Company permitting, in accordance with the Uncertificated Securities Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

Share Certificates

Members’ rights to certificates

22.	Every member, on becoming the holder of any certificated share (except a financial institution (as defined in the Acts) in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to have issued to him within two months after allotment or lodgement of a transfer (unless the terms of the issue of shares provide otherwise) one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares). A holder may elect to receive one or more additional certificates for any of his certificated shares if he pays a reasonable sum determined from time to time by the board for every certificate after the first. Every certificate shall:

(a)	be executed under the seal or otherwise in accordance with Article 187 or in such other manner as the board may approve which may include manual or facsimile signatures by one or more directors; and

13

(b)	specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

23.	The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them and seniority shall be determined in accordance with Article 95. Shares of different classes may not be included in the same certificate.

Replacement certificates

24.	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate to the Company.

Lien

Company to have lien on shares

25.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of lien by sale

26.	The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale

27.	To give effect to that sale the board may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the Company’s powers under Article 14 to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

14

Application of proceeds

28.	The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

Calls on Shares

Power to make calls

29.	Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call made

30.	A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders

31.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

32.	If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding fifteen (15) per cent. per annum, or, if higher, the appropriate rate (as defined in the Acts), but the board may in respect of any individual member waive payment of such interest wholly or in part.

15

Deemed calls

33.	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

34.	Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

35.	The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by Ordinary resolution otherwise directs) fifteen (15) per cent per annum or, if higher, the appropriate rate (as defined in the Acts).

Forfeiture and Surrender

Notice requiring payment of call

36.	If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

37.	If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

16

Sale of forfeited shares

38.	Subject to the provisions of the Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company’s powers under Article 14. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

39.	A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is held in certificated form, surrender to the Company for cancellation the certificate for any forfeited share but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding fifteen (15) per cent per annum or, if higher, the appropriate rate (as defined in the Acts), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender

40.	The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

41.	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Acts.

17

Evidence of forfeiture or surrender

42.	A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Transfer of Shares

Form and execution of transfer of certificated share

43.	Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Transfers of partly paid certificated shares

44.	The board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

Invalid transfers of certificated shares

45.	The board may also refuse to register the transfer of a certificated share:

(a)	unless the instrument of transfer:

(i)	is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer; and

(ii)	is in respect of only one class of shares;

(iii)	is in favour of not more than four (4) transferees; and

(iv)	where it is in favour of a person providing depositary or clearance services or a nominee of such person, is in a form reasonably satisfactory to the board; or

(b)	if the transfer is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been sent to the holder of the share in accordance with Article 26, or

18

(c)	if it is a certificated share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires.

Transfers by recognised persons

46.	In the case of a transfer of a certificated share by a recognised person, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

Notice of refusal to register

47.	If the board refuses to register a transfer of a share in certificated form, it shall send the transferee notice of its refusal within two (2) months after the date on which the instrument of transfer was lodged with the Company together with its reasons for refusal.

No fee payable on registration

48.	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers

49.	The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is sent.

Renunciation of allotment

50.	Nothing in these Articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

Transmission of Shares

Transmission

51.	If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share which had been solely or jointly held by him.

19

Elections permitted

52.	A person becoming Entitled by Transmission to a share may, on production of any evidence as to his entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

53.	The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within sixty (60) days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons Entitled by Transmission

54.	A person becoming Entitled by Transmission to a share shall, on production of any evidence as to his entitlement reasonably required by the board and subject otherwise to the requirements of Article 52, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 197, and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

Alteration of Share Capital

New shares, consolidation and sub-division

55.	Subject to the provisions of the Acts and the provisions of these Articles, and without prejudice to any relevant special rights attached to any class of shares, the Company may from time to time:

(a)	increase its share capital by allotting new shares;

(b)	consolidate and divide all or any of its share capital into shares of larger nominal amount than its existing shares;

(c)	sub-divide its shares, or any of them, into shares of smaller nominal amount than its existing shares;

(d)	redeem and/or cancel any of its shares;

(e)	redenominate its share capital or any class of share capital;

20

(f)	redesignate its share capital or any class of share capital into shares of another class of share capital; and

(g)	determine that, as between the shares resulting from such a sub-division, any of them may have any preference or advantage or different rights as compared with the others,

and where any difficulty arises in regard to any consolidation or division, the directors may settle such difficulty as they see fit, provided that all classes of Ordinary Shares must be redenominated, consolidated and divided and/or subdivided as a single class and, save as expressly contemplated by the rights of the Class A Ordinary Shares and Class B Ordinary Shares set out in these Articles, Class A Ordinary Shares and Class B Ordinary Shares must be redesignated on an equal per share basis so that each Class B Ordinary Share, or any redesignated share, may be redesignated into a Class A Ordinary Share, or any redesignated share, on the same basis as contemplated by these Articles.

Fractions arising

56.	Whenever any fractions arise as a result of a consolidation, division or sub-division or redesignation of shares, capitalisation of the Company’s reserves or a distribution of shares in another company, any members would become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may (on behalf of those members) sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Acts, the Company) and distribute the net proceeds of sale in due proportion among those members except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company. Where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may, to enable the Company to deal with the shares in accordance with the provisions of this Article 56, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

General Meetings

Annual general meetings

57.	The board shall convene and the Company shall hold general meetings at least once each calendar year, within six (6) months of the end of its financial year and as annual general meetings in accordance with the requirements of the Acts.

21

Class meetings

58.	Subject to these Articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum at any such meeting (or adjournment thereof) shall be two (2) persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present personally or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

(b)	all votes shall be taken on a poll; and

(c)	each holder of shares of the class shall have one (1) vote in respect of every share of the class held by him.

For the purposes of this Article, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights.

Convening general meetings

59.	The board shall determine whether a general meeting is to be held as a physical general meeting or an electronic general meeting. The board may call general meetings whenever and at such times and places (including electronic platforms) as it shall determine. On the requisition of members pursuant to the provisions of the Acts, the board shall promptly convene a general meeting in accordance with the requirements of the Acts. A general meeting may also be called under this Article 59 if the Company has fewer than two (2) directors and the director (if any) is unwilling or unable to appoint sufficient directors to make up a quorum or to call a general meeting to do so. In such case any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

60.	One or more shareholders who together hold at least five (5) per cent of the Company’s paid-up capital as carries the right of voting at general meetings of the company (excluding any paid-up capital held as treasury shares), may request the Company to convene a general meeting and draw up the agenda therefor.

61.	The proportion of the shareholders who may require one or more additional items put on the agenda of any general meeting is to be the holders of at least five (5) per cent of the Company’s subscribed capital.

22

Notice of General Meetings

Period of notice

62.	An annual general meeting shall be called by at least twenty-one (21) clear days’ notice. Subject to the provisions of the Acts, all other general meetings may be called by at least fourteen (14) clear days’ notice.

Recipients of notice

63.	Subject to the provisions of the Acts, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member as of the record date for such meeting and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

Contents of notice: general

64.	Subject to the provisions of the Acts, the notice shall specify:

(a)	whether the meeting shall be a physical or electronic general meeting;

(b)	for physical general meetings, the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 68, which shall be identified as such in the notice); and

(c)	for electronic general meetings, the time, date and electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the board, in its sole discretion, sees fit, and the general nature of the business to be dealt with.

65.	Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meetings may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice.

Contents of notice: additional requirements

66.	In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

Notifying other arrangements for viewing and hearing proceedings

67.	The notice shall include details of any arrangements made for the purpose of Article 71 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

23

General meetings at more than one place

68.	Without prejudice to Article 69, the board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Electronic general meetings

69.	Without prejudice to Article 68, the board may resolve to enable persons entitled to attend a general meeting hosted on an electronic platform (such meeting being an “electronic general meeting”) to do so by simultaneous attendance by electronic means with no member necessarily in physical attendance at the electronic general meeting. The members or their proxies present shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that members attending the electronic general meeting who are not present together at the same place may, by electronic means, attend and speak and vote at it.

Nothing in these Articles prevents a general meeting being held both physically and electronically.

Interruption or adjournment where facilities inadequate

70.	If it appears to the chairman of the general meeting that:

(a)	the facilities at the principal meeting place or any satellite meeting place; or

(b)	the electronic platform, facilities or security at the electronic general meeting,

24

have become inadequate for the purposes referred to in Articles 68 or 69, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 88 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings at physical general meetings

71.	The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. If the general meeting is only held as a physical meeting and not also as an electronic meeting, those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the physical general meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance at physical general meetings

72.	For meetings held in accordance with Article 68, the board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 71 (including without limitation the issue of tickets or the imposition of some other means of selection) which the board in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 71. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place/electronic platform and/or time of meeting

73.	If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold

(a)	the physical general meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 68 applies); or

25

(b)	the electronic general meeting on the electronic platform specified in the notice,

and/or in either case at the specified time, it may change the place (or any of the places, in the case of a meeting to which Article 68 applies) or electronic platform and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 68 applies) or the electronic platform and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(i)	no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of, or electronic platform for, the meeting by public announcement and in at least two newspapers having a national circulation in the United Kingdom and shall make arrangements for notices of the change of place or electronic platform and/or postponement to appear at the original place or electronic platform and/or at the original time; and

(ii)	a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 112(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 112(b), at any time not less than forty-eight (48) hours before the postponed time appointed for holding the meeting provided that the board may specify, in any case, that in calculating the period of forty-eight (48) hours, no account shall be taken of any part of a day that is not a working day.

For the purpose of this Article 73, public announcement shall mean disclosure in a press release through Reuters, the Dow Jones News Service, The Associated Press or a comparable news service or other method of public announcement as the board may deem appropriate in the circumstances.

Meaning of participate

74.	For the purposes of Articles 68, 70, 71, 72 and 73, in relation to physical general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Acts or these Articles to be made available at the meeting.

75.	For the purposes of Articles 69, 70, 71 and 73, in relation to electronic general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Acts or these Articles to be made available at the meeting.

26

Accidental omission to send notice, etc.

76.	The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

List of Members at a General Meeting

Preparation of list of members

77.	At least ten (10) days before every general meeting, the secretary shall prepare a complete list of members entitled to vote at the meeting. Such list shall:

(a)	be arranged in alphabetical order;

(b)	show the address of each member entitled to vote at the meeting; and

(c)	show the number of shares registered in the name of each member.

List of members to be available for inspection

78.	The list of members prepared in accordance with Article 77 shall be available during ordinary business hours for a period of at least ten (10) days before the meeting for inspection by any member for any purpose relevant to the meeting. The notice of the meeting may specify the place where the list of members may be inspected. If the notice of the meeting does not specify the place where members may inspect the list of members, the list of members shall be available for inspection (at the discretion of the board) at either the Company’s registered office or on a website. The list of members shall be available for inspection by any member who is present at the meeting, at the place and for the duration of the meeting.

Proceedings at General Meetings

Quorum

79.	No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Except as otherwise provided by these Articles, two qualifying persons present at a meeting and entitled to vote on the business to be dealt with are a quorum, unless:

27

(a)	each is a qualifying person only because he is authorised under the Acts to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)	each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

For the purposes of this Article and Article 80 a “qualifying person” means (i) an individual who is a member of the Company, (ii) a person authorised under the Acts to act as a representative of the corporation in relation to the meeting, or (iii) a person appointed as proxy of a member in relation to the meeting.

80.	If the Company has only one (1) member, one qualifying person present at the meeting and entitled to vote on the business to be dealt with is a quorum.

If quorum not present

81.	If such a quorum is not present within fifteen (15) minutes (or such longer time not exceeding thirty (30) minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place or electronic platform as the chairman of the meeting may, subject to the provisions of the Acts, determine. The adjourned meeting shall be dissolved if a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting.

Chairman

82.	The chairman of the board or, in his absence, any deputy chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting. If neither the chairman, deputy chairman nor such other director (if any) is present within fifteen (15) minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within fifteen (15) minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.

Persons entitled to speak

83.	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company. The chairman of the meeting may permit other persons who are not members of the Company or otherwise entitled to exercise the rights of members in relation to general meetings to attend and, at the discretion of the chairman of the meeting, speak at a general meeting or at any separate class meeting.

28

Security at general meetings

84.	The board or the chairman of the meeting may direct that any person wishing to attend any general meeting should submit to such searches or other security arrangements (including, without limitation, requiring evidence of identity to be produced before entering the meeting and placing restrictions on the items of personal property which may be taken into the meeting) as they or he consider appropriate under the circumstances. The directors or the chairman of the meeting may in their or his absolute discretion refuse entry to, or eject from, any general meeting any person who refuses to submit to a search or otherwise comply with such security arrangements.

Security at electronic general meetings

85.	The board and, at any electronic general meeting, the chairman may make any arrangement and impose any requirement or restriction as is:

(a)	necessary to ensure the identification of those taking part and the security of the electronic communication; and

(b)	proportionate to those objectives.

In this respect, the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.

Safety at general meetings

86.	The board or chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting. Any decision of the chairman of the meeting on matters of procedure or matters arising incidentally from the business of the meeting, and any determination by the chairman of the meeting as to whether a matter is of such a nature, shall be final.

Adjournment chairman’s powers

87.	Without prejudice to any other power of adjournment he may have under these Articles or at law:

(a)	the chairman of the meeting may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place (which place may include electronic platforms); and

(b)	the chairman may adjourn the meeting to another time and place or electronic platform without such consent if it appears to him that:

29

(i)	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(ii)	the behaviour of anyone attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting;

(iii)	an adjournment is necessary to protect the safety of any person attending the meeting; or

(iv)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Adjournment procedures

88.	An adjournment may, subject to the provisions of the Acts, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) or electronic platform as the chairman may in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 112 or by means of a document in hard copy form which, if delivered (including by electronic means) at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 112(a). Subject to the provision of the Acts, it shall not be necessary to give notice of an adjourned meeting, except that when a meeting is adjourned for thirty (30) days or more, or for an indefinite period, notice shall be sent at least seven (7) clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 68 applies) or electronic platform of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place.

Amendments to resolutions

89.	A resolution duly proposed as a special resolution may be amended by ordinary resolution if: (a) the chairman of the meeting proposes the amendment at the general meeting at which the resolution is proposed; and (b) the amendment does not go beyond what is necessary to correct a clear error in the resolution.

30

90.	A resolution duly proposed as an ordinary resolution may be amended by ordinary resolution if:

(a)	at least forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose and the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the substance of the resolution; or

(b)	the chairman in his absolute discretion decides that the amendment may be considered and voted on.

With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Conduct of poll

91.	A poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place or electronic platform for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

Effectiveness of special resolutions

92.	Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

Votes of members

Voting by poll

93.	Any resolution put to a vote at a general meeting shall be decided on a poll. This Article 93 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

Right to vote on a poll

94.	Subject to any rights or restrictions attached to any shares (including, for the avoidance of doubt, such rights and restrictions set out in Article 6 above), on a vote on a resolution on a poll every member present personally or by proxy shall have one (1) vote for every share of which he is the holder or in respect of which his appointment of a proxy or corporate representative has been made.

31

Votes of joint holders

95.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether personally or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Multiple votes

96.	A member, proxy or corporate representative entitled to more than one (1) vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

Member under incapacity

97.	A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by any person authorised for that purpose appointed by that court or official and such person may vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of forty-eight (48) hours, no account shall be taken of any part of a day that is not a working day. Failure to satisfy the requirements of this Article 97 shall cause the right to vote not to be exercisable.

Calls in arrears

98.	No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either personally or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Section 793 of the Companies Act: restrictions if in default

99.	If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Companies Act (a “section 793 notice”) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that in respect of the shares in relation to which the default occurred (the “default shares,” which expression includes any shares issued after the date of the section 793 notice in respect of those shares):

32

(a)	the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)	no payment shall be made by way of dividend or other distribution and no share shall be allotted pursuant to Article 195;

(c)	no transfer of any default share shall be registered unless:

(i)	the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(ii)	the transfer is an approved transfer.

Copy of notice to interested persons

100.	The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

101.	Any direction notice shall cease to have effect not more than seven (7) days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the board.

Board may cancel restrictions

102.	The board may at any time send a notice cancelling a direction notice.

Conversion of uncertificated shares

103.	The Company may exercise any of its powers under Article 14 in respect of any default share that is held in uncertificated form.

Supplementary provisions

104.	For the purposes of this Article and Articles 99, 100, 101, 102 and 103:

33

(a)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Companies Act which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)	the prescribed period is fourteen (14) days from the date of service of the section 793 notice; and

(c)	a transfer of shares is an approved transfer if:

(i)	it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Companies Act); or

(ii)	the board is satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member or with any other person appearing to be interested in the shares; or

(iii)	the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

For the purposes of sub-paragraph (ii), any associate (as defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

Section 794 of the Companies Act

105.	Nothing contained in Article 99, 100, 101, 102, 103 or 104 limits the power of the Company under section 794 of the Companies Act.

Errors in voting

106.	If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the reasonable opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting

107.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

34

Proxies and Corporate Representatives

Appointment of proxy

108.	A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as a well as for the meeting to which it relates. A proxy need not be a member.

Proxy form

109.	The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the board may approve:

(a)	in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the board, which may include, without limitations, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary and subject thereto, the appointment of a proxy may be:

(i)	in hard copy form; or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose; or

(b)	in the case of a proxy relating to shares to which Article 109(a) does not apply, in any usual form or in any other form or manner of communication which the board may approve and, subject thereto, the appointment of a proxy may be:

(i)	in hard copy form; or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose.

Execution of proxy

110.	The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

35

Proxies other provisions

111.	The board may, if it thinks fit, but subject to the provisions of the Acts, at the Company’s expense (with or without provision for their return prepaid) send hard copy forms of proxy for use at the meeting, or at any separate meeting of the holders of any class of shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. If, for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote, at a meeting shall not invalidate the proceedings at that meeting. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member. References in these Articles to an appointment of a proxy include references to an appointment of multiple proxies.

Delivery/receipt of proxy appointment

112.	Without prejudice to Article 73(b) or to the second sentence of Article 88, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Acts) in any such notice or form of proxy;

(b)	if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Acts or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

36

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Acts) in any such notice or form of proxy.

The board may specify, when determining the dates by which proxies are to be lodged, that no account shall be taken of any part of a day that is not a working day.

Authentication of proxy appointment not made by holder

113.	Subject to the provisions of the Acts, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)	that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)	whether or not a request under this Article has been made or complied with, the board may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

Validity of proxy appointment

114.	Subject to Article 113, a proxy appointment which is not delivered or received in accordance with Article 112 shall be invalid. When two (2) or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Acts, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

37

Rights of proxy

115.	A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Checking proxy votes

116.	The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

Corporate representatives

117.	Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one (1) person and more than one (1) authorised person purports to exercise a power in respect of the same shares:

(a)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

Revocation of authority

118.	The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of the meeting;

(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that person,

38

unless notice of the termination was either delivered or received as mentioned in the following sentence at least twenty-four (24) hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 112(a) or in electronic form received at the address specified (if any) by or on behalf of the Company in accordance with Article 112(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

Duration of general authority

119.	A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three (3) years, unless a contrary intention is stated in it.

Number of Directors

Limits on number of directors

120.	Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than two (2) and not greater than fifteen (15).

Appointment and Retirement of Directors

Duration of appointment

121.	Each director’s term of appointment will automatically expire at the conclusion of the next annual general meeting of the Company following his appointment.

Additional powers of the company

122.	Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act, and is permitted by law to do so, to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by board

123.	Subject to the provisions of these Articles, the board may appoint a person who is willing to act, and is permitted by law to do so, to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term.

39

Number of directors to retire

124.	At every annual general meeting held after the date of adoption of these Articles, all the directors at the date of the notice convening the annual general meeting shall retire from office.

Eligibility for election

125.	No person shall be appointed a director at any general meeting unless:

(a)	he is a director retiring at the meeting;

(b)	he is nominated by the board; or

(c)	not less than seven nor more than forty-two (42) days before the date appointed for the meeting or in accordance with Section 338 of the Companies Act, notice by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

Provisions if insufficient directors appointed

126.	If:

(a)	any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as directors are put to the annual general meeting and lost; and

(b)	at the end of that meeting the number of directors is fewer than any minimum number of directors required under Article 120,

all retiring directors who stood for re-appointment at that meeting (the “Retiring Directors”) shall be deemed to have been re-appointed as directors and shall remain in office, but the Retiring Directors may only:

(c)	act for the purpose of filling vacancies and convening general meetings of the Company; and

(d)	perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations,

but not for any other purpose.

127.	The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to Article 126, and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of directors is fewer than any minimum number of directors required under Article 120, the provisions of Article 126 and Article 127 shall also apply to that meeting.

40

Separate resolutions on appointment

128.	Except as otherwise authorised by the Acts, a motion for the appointment of two (2) or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

Filling vacancies

129.	Subject to these Articles, at the general meeting at which a director retires, shareholders can pass an ordinary resolution to re-appoint the director or to appoint some other eligible person in his place.

Position of retiring directors

130.	A director who retires at an annual general meeting may, if willing to act, be re-appointed. If he or she is re-appointed he or she is treated as continuing in office throughout. If he is not re-appointed, he shall, unless Article 126 applies, retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

No share qualification

131.	A director shall not be required to hold any shares in the capital of the Company by way of qualification.

Alternate Directors

Power to appoint alternates

132.	Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, and is permitted by law to do so, to be an alternate director and may remove from office an alternate director so appointed by him. Subject to the foregoing, a director may appoint more than one (1) alternate and a person may act as an alternate for more than one (1) director.

Alternates entitled to receive notice

133.	An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, but at which such appointor would be entitled to vote and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence.

41

Alternates representing more than one director

134.	A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one (1) vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one (1) for the purpose of determining whether a quorum is present.

Expenses and remuneration of alternates

135.	An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the Company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

Termination of appointment

136.	An alternate director shall cease to be an alternate director:

(a)	if his appointor ceases to be a director, but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment; or

(b)	on the happening of any event which, if he were a director, would cause him to vacate his office as director or, if it occurred in relation to his appointor, would result in termination of the appointor’s appointment as director; or

(c)	if he resigns his office by notice to the Company.

Method of appointment and revocation

137.	Any appointment or removal of an alternate director shall be by notice to the Company by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 132) on receipt of such notice by the Company which shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose.

Alternate Not an Agent of Appointor

138.	Except as otherwise expressly provided in these Articles, an alternate director:

(a)	shall be deemed for all purposes to be a director;

(b)	shall alone be responsible for his own acts and omissions;

42

(c)	shall, in addition to any restrictions which may apply to him personally, be subject to the same restrictions as his appointor;

(d)	shall not be deemed to be the agent of the director appointing him,

and accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director.

Powers of The Board

Business to be managed by board

139.	Subject to the provisions of the Acts and these Articles and to any directions given by special resolution to take, or refrain from taking, specified action, the business of the Company shall be managed by the board who may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by Articles 139 to 141 shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by company of voting rights

140.	The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

Power to borrow

141.	The board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligations of the Company or of any third party.

Delegation of Powers of The Board

Committees of the board

142.	Subject to the provisions of these Articles the board may delegate any of the powers which are conferred on it under these articles:

(a)	to a committee consisting of one (1) or more directors and (if thought fit) one (1) or more other persons, to such an extent and on such terms and subject to such conditions as the board thinks fit; and

43

(b)	to such person by such means (including by power of attorney), to such an extent, and on such terms and subject to such conditions, as the board thinks fit including delegation to any director holding any executive office of such of its powers as the board considers desirable to be exercised by him.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one (1) or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.

Subject to any conditions imposed by the board, the proceedings of a committee with two (2) or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying and the quorum at any such meeting shall be two (2).

The power to delegate under this Article 142 includes the power to delegate the determination of any fee, remuneration or other benefit which may be paid or provided to any director.

Local boards, etc.

143.	The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

144.	The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

44

Offices including title “director”

145.	The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

Disqualification and Removal of Directors

Disqualification as a director

146.	A person ceases to be a director, and a member of any committee or sub-committee of the board, as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Acts or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	in the case of a director who holds any executive office, his appointment as such is terminated or expires and the board resolves that he should cease to be a director;

(g)	notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms, or his office as a director is vacated upon expiration of a fixed term pursuant to Article 121;

(h)	that person has been absent for more than six (6) consecutive months without permission of the board from meetings of the board held during that period and his alternate director (if any) has not attended in his place during that period and the board resolves that his office be vacated;

45

(i)	that person receives notice approved by not less than three quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded, and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient; or

(j)	that person dies.

Power of company to remove director

147.	The Company may, without prejudice to the provisions of the Acts, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article.

Non-Executive Directors

Arrangements with non-executive directors

148.	Subject to the provisions of the Acts, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Subject to Article 149 and 150, any such agreement or arrangement may be made on such terms as the board determines.

Ordinary remuneration

149.	Each non-executive director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional remuneration for special services

150.	Any director who does not hold executive office and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 149) be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine.

Directors’ Expenses

Directors may be paid expenses

151.	The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

46

Executive Directors

Appointment to executive office

152.	Subject to the provisions of the Acts, the board may appoint one or more of its body to be the holder of any executive office (including, without limitation, to hold office as chief executive officer, president, vice president, executive vice president, senior vice president, and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office

153.	Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to be determined by the board

154.	The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

Vice presidents

155.	The president, executive vice president, senior vice president or vice president, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the chief executive officer or the president, as the case may be, perform the duties and exercise the powers of the absent or disabled chief executive officer or president. They shall perform such other duties and have such other powers as the board may from time to time prescribe during the period of the absence or disability.

47

Directors’ Interests

Conflicts of interest and duties

156.	For the purposes of these Articles (i) a conflict of interest includes (x) a conflict of interest and duty and (y) a conflict of duties and (ii) interest includes both direct and indirect interests.

Authorisation under section 175 of the Companies Act

157.	For the purposes of section 175 of the Companies Act, the board may (subject to such terms and conditions, if any, as the board may think fit to impose from time to time and always subject to the board’s right to vary or terminate such authorisation) authorise to the fullest extent permitted by law:

(a)	any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company or which may reasonably be regarded as likely to give rise to a conflict of interest; and

(b)	a director to accept or continue in any office, employment or position in addition to this office as a director and, without prejudice to the generality of Article 157(a), may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises, provided that, any such authorization will be effective only if:

(a)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(b)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

Director may contract with the company and hold other Offices, etc.

158.	Subject to the provisions of the Acts and provided that he has disclosed to the board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Companies Act apply, in which case no such disclosure is required) a director notwithstanding his office:

48

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)	may (or any firm of which he is a member) act in a professional capacity for the Company (otherwise than as auditor) or any other body in which the Company is interested and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any undertaking:

(i)	in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)	with which he has such a relationship at the request or direction of the Company.

For the purposes of Article 158:

(1) a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

(2) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

(3) a director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a director, officer or employee of any undertaking in which the Company is interested.

Remuneration, benefits, etc.

159.	A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any undertaking:

(a)	the acceptance, entry into or existence of which has been approved by the board pursuant to Article 157 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)	which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 158,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Companies Act.

49

Notification of interests

160.	Any disclosure required by Article 158 may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Companies Act.

Duty of confidentiality to another person

161.	A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the board pursuant to Article 157. In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he fails:

(a)	to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(b)	to use or apply any such information in performing his duties as a director of the Company.

162.	A director shall be subject to a duty, even after he has ceased to hold office, not to divulge any information which he has concerning the Company the disclosure of which might be prejudicial to the Company’s interests, except where such disclosure is required or permitted under law applicable to public limited-liability companies or is in the public interest.

Consequences of authorisation

163.	Where the existence of a director’s relationship with another person has been approved by the board pursuant to Article 157 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he:

(a)	absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

50

Without prejudice to equitable principles or rule of law

164.	The provisions of Articles 161 and 163 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in Article 163, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

Gratuities, pensions and insurance

Gratuities and pensions

165.	The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

166.	Without prejudice to the provisions of Article 244, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)	a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

51

Directors not liable to account

167.	No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 247 of the Companies Act

168.	The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Companies Act.

Proceedings of the Board

Frequency of meetings

169.	The directors shall meet at least once every three (3) months.

Regulation of proceedings

170.	Subject to the provisions of these Articles and the Rules, the board may regulate its proceedings as it thinks fit.

Notice of meetings

171.	A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

Quorum

172.	Subject to these Articles, the Acts and the Rules, no business shall be transacted at any meeting of the board unless a quorum is present. The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be two (2). A person who is not himself a director shall, if his appointor is not present but is entitled to be counted in the quorum, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

52

A director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting.

Decision making

173.	Questions arising at a meeting shall be decided by a majority of votes of the directors present at such meeting who are entitled to vote on such question. In the case of an equality of votes, the chairman shall have a second or casting vote (unless he is not entitled to vote on the resolution in question).

A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote, and an alternate director who is appointed by two (2) or more directors shall be entitled to a separate vote on behalf of each appointor in the appointor’s absence.

Powers of directors if number falls below minimum

174.	The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and deputy chairman

175.	The board shall appoint one of their number to be the chairman, and may appoint one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five (5) minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board

176.	All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them was disqualified from holding office, or had vacated office, or was not entitled to vote, or that the meeting was not quorate (provided that the directors present at the inquorate meeting believed, in good faith, that the meeting was quorate and made all such enquiries as were reasonable in the circumstances to establish that the meeting was quorate) be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote and that the meeting was quorate.

53

Resolutions in writing

177.	A resolution in writing agreed to by all the directors entitled to vote at a meeting of the board or of a committee of the board but excluding any director whose vote is not to be counted in respect of the matter in question (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a)	a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Acts for a document in the relevant form;

(b)	the director may send the document in hard copy form or in electronic form (including facsimile transmission) to such address (if any) for the time being specified by the Company for that purpose;

(c)	if an alternate director signifies his agreement to the proposed written resolution, his appointor need not also signify his agreement; and

(d)	if a director signifies his agreement to the proposed written resolution, an alternate director appointed by him need not also signify his agreement in that capacity.

Meetings by conference communications

178.	Without prejudice to Article 170, a meeting of the board or of a committee of the board may consist of a conference between directors who are not all in one place, but each of whom is able (whether directly or by conference telephone or by any other form of communication equipment) to hear each of the other participating directors, and to speak to and be heard by each of the others simultaneously. A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly and the word “meeting” in these Articles shall be construed accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is.

Directors’ power to vote on contracts in which they are interested

179.	Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution concerns one (1) or more of the following matters:

54

(a)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;

(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)	the giving to him of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors and/or to the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements;

(d)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e)	a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Companies Act) representing one (1) per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(f)	a contract, arrangement, transaction or proposal for the benefit of employees and directors and/or former employees and directors of the Company or of any of its subsidiary undertakings and/or members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not award him any privilege or benefit not generally accorded to the employees and/or former employees to whom the arrangement relates; and

55

(g)	a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

For the purposes of this Article, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

180.	The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

Division of proposals

181.	Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of chairman final and conclusive

182.	If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

Secretary

Appointment and removal of secretary

183.	Subject to the provisions of the Acts, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Minutes

Minutes Required to Be Kept

184.	The board shall cause minutes to be recorded for the purpose of:

56

(a)	all appointments of officers made by the board; and

(b)	all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting.

Conclusiveness of minutes

185.	Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

The Seal

Authority required for execution of deed

186.	The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one (1) director and the secretary or by at least two (2) directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Companies Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

Certificates for shares and debentures

187.	The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Registers

Overseas and local registers

188.	Subject to the provisions of the Acts and the Uncertificated Securities Regulations, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts

189.	Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

57

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

Dividends

Declaration of dividends

190.	Subject to the provisions of the Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends

191.	Subject to the provisions of the Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may:

(a)	pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears; and

(b)	pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. Where any distribution is satisfied wholly or partly by the distribution of assets, where any difficulty arises in regard to such distribution, the directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.

58

Declaration and payment in different currencies

192.	Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

Apportionment of dividends

193.	Subject to the provision of the Acts and except as otherwise provided by these Articles or the rights attached to shares,

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share; and

(b)	all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

For the purpose of this Article 193, an amount paid up on a share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the share.

Dividends in specie

194.	A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Scrip dividends authorising resolution

195.	The board may offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend The offer shall be on the terms and conditions and be made in the manner specified in Article 196.

59

Scrip dividends procedures

196.	The following provisions shall apply to any offer made pursuant to Article 195:

(a)	each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a “new share”). For this purpose, the value of each new share shall be:

(i)	equal to the “average quotation” for the Company’s ordinary shares, that is, the average of the middle market quotations for those shares on the NASDAQ or other exchange or quotation service on which the Company’s shares are listed or quoted as derived from such source as the board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four (4) subsequent dealing days; or

(ii)	calculated in any other manner the board considers fit,

but shall never be less than the par value of the new share. A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value;

(b)	on or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective;

(c)	the board shall not proceed with any election unless the board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined;

(d)	the board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;

(e)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph (a) of this Article. For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (a) of this Article;

60

(f)	the new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend;

(g)	no fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder;

(h)	the board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned; and

(i)	the board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Permitted deductions and retentions

197.	The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. If a person is Entitled by Transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

Methods of payment to holders and others entitled

198.	Any dividend or other moneys payable in respect of a share may be paid (whether in sterling or foreign currency) by such method or combination of methods as the board, in its absolute discretion, may decide and subject in the case of joint holders of a share to the provisions of Article 203. Different methods of payment may apply to different holders or groups of holders. Without limiting any other method of payment that the board may decide, the board may decide that payment shall be made wholly or partly:

61

(a)	by inter-bank transfer or by electronic means or by any other means to an account (of a type approved by the board) nominated by the holder in writing or in such other manner as the board may decide; or

(b)	in respect of an uncertificated share, by means of the relevant system (subject to the facilities and requirements of the relevant system); or

(c)	by cheque or warrant or any similar financial instrument made payable to or to the order of the holder; or

(d)	in cash.

Election if more than one payment method available

199.	If the board decides in accordance with Article 198 that more than one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any holder or group of holders, the Company may notify the relevant holders:

(a)	of the methods of payment decided by the board; and

(b)	that the holders may nominate one of these methods of payment in writing or in such other manner as the board may decide,

and if any holder does not nominate a method of payment pursuant to paragraph (b) of this Article, the dividend or other moneys may be paid by such method as the board may decide.

Notification if one payment method available

200.	If the board decides in accordance with Article 198 that only one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any holder or group of holders, the Company may notify the relevant holders accordingly.

Failure to nominate an account

201.	If the board decides that a payment of a dividend or other moneys payable in respect of a share to any holder or group of holders shall be made to an account (of a type approved by the board) nominated by the holder, but any holder does not nominate such an account, or does not provide the details necessary to enable the Company to make a payment to the nominated account, or a payment to the nominated account is rejected or refunded, the Company shall treat the payment as an unclaimed dividend and Article 207 shall apply.

Entitlement by transmission

202.	Without prejudice to Article 197, if a person is Entitled by Transmission to a share, the Company may, for the purposes of Article 198, 199 and 201, rely in relation to the share on his written direction, designation or agreement, or notice to the Company.

62

Joint entitlement

203.	If two or more persons are registered as joint holders of any share, or are Entitled by Transmission jointly to a share, the Company may (without prejudice to Article 197):

(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)	for the purposes of Article 198, 199 and 201, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

204.	A cheque or warrant or any similar financial instrument may be sent by post:

(a)	if a share is held by a sole holder, to the registered address of the holder of the share; or

(b)	if two (2) or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)	without prejudice to Article 197, if a person is Entitled by Transmission to the share, as if it were a notice to be sent under Article 225; or

(d)	in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to company and risk

205.	Payment of a cheque or warrant or similar financial instrument by the bank on which it was drawn, or the transfer of funds by the bank instructed to make the transfer, or payment by electronic means or by any other means approved by the board directly to an account (of a type approved by the board), or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system shall be a good discharge to the Company. Every cheque or warrant or similar financial instrument sent, or transfer of funds or payment made, in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 198.

Interest not payable

206.	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

63

Treatment of unclaimed dividends or amounts treated as unclaimed

207.	The amount of any unclaimed dividend, or any amount treated as an unclaimed dividend pursuant to Article 201, or other moneys payable in respect of a share that are unclaimed, may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it.

208.	The Company shall be entitled to cease sending dividend warrants, cheques and similar financial instruments by post or otherwise to a holder if those instruments have been returned undelivered, or left uncashed by that holder, on at least two (2) consecutive occasions, or, following one (1) such occasion, reasonable enquiries have failed to establish the holder’s new address. The entitlement conferred on the Company by this Article in respect of any holder shall cease if the holder claims a dividend or cashes a dividend warrant, cheque or similar financial instrument.

209.	Any dividend, or any amount treated as an unclaimed dividend pursuant to Article 201, or any other moneys payable in respect of a share, that has or have remained unclaimed for twelve (12) years from the date when it or they became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company.

Capitalisation of Profits and Reserves

Power to capitalize

210.	The board may subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund of the Company, including without limitation the Company’s share premium account and capital redemption reserve, if any and:

(a)	appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportion to the nominal amounts of the shares (whether or not fully paid up) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum was then distributed and was distributed by way of dividend;

(b)	apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

64

(c)	allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(d)	resolve that any shares so allotted to any member in respect of any holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

(e)	where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)	authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)	the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members;

(g)	generally do all acts and things required to give effect to such resolution; and

(h)	for the purposes of this Article, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

65

211.	Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards (being options or other incentive awards including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares on terms which provide, inter alia, for adjustments to subscriptions, exercise or base price payable on the exercise of such award or to the number of shares to be allotted upon the exercise, or with respect to, such award, in the event of any increase or reduction in, or other reorganization of, the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription, exercise or base price for any share being less than its nominal value, then, subject to the provisions of the Acts, the directors may, on the exercise of any of the awards concerned and payment for the subscription, exercise or base price which would have applied had such adjustment been made, capitalize any such profits or other sum as is mentioned in Article 210 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 210 shall apply mutatis mutandis to this Article 211.

212.	Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards (being options or other incentive awards including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares, then, subject to the provisions of the Acts, the Directors may, on the grant, exercise or vesting of any of the awards concerned, capitalize any such profits or other sum as is mentioned in Article 210 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the grant, exercise or vesting of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 210 shall apply mutatis mutandis to this Article 212.

Record Dates

Record dates for dividends, etc.

213.	Notwithstanding any other provision of these Articles, the Company or the board may:

(a)	fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)	for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than forty-eight (48) hours before the time fixed for the meeting (which shall, if the board so specifies, be calculated taking no account of any part of a day that is not a working day), by which a person must be entered on the register in order to have the right to attend or vote at the meeting, changes to the register after the time specified by virtue of this Article shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

66

(c)	for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than twenty-one (21) days before the day that notices of the meeting are sent.

Accounts

Rights to inspect records

214.	No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts

215.	Subject to the Acts, a copy of the Company’s annual accounts and reports for that financial year shall, at least twenty-one (21) clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Acts, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

Strategic report and supplementary material

216.	Subject to the Acts, the requirements of Article 215 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a strategic report with supplementary material, which shall be in the form and containing the information prescribed by the Acts and any regulations made under the Acts.

Communications

When notice required to be in writing

217.	Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.

Methods of Company sending notice

218.	Subject to Article 217 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine (including, without limitation, by making the document or information available on a website) provided that the provisions of the Acts which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Acts shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

67

219.	Any notice, document or information may (without prejudice to Articles 217 and 218) be given, sent or supplied by the Company to any member:

(a)	personally;

(b)	by sending it by post in a prepaid envelope addressed to the member at his registered address or postal address given to the Company for that purpose, or by leaving it at that address;

(c)	subject to Article 218, by sending it in electronic form to a person who has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(d)	subject to the provisions of the Acts, by making it available on a website, provided that the requirements in (i) to (iv) below are satisfied,

provided that the Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all members.

The requirements referred to in paragraph (d) are that:

(i)	the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of twenty-eight (28) days beginning on the date on which the Company’s request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);

(ii)	the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed and how it may be accessed (“notification of availability”); and

68

(iii)	in the case of a notice of meeting, the notification of availability states that it concerns a notice of a company meeting, specifies the place, time and date of the meeting, and states whether it will be an annual general meeting; and

(iv)	the notice, document or information continues to be published on that website, in the case of a notice of meeting, through the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and in all other cases throughout the period specified by any applicable provision of the Acts, or, if no such period is specified, throughout the period of twenty-eight (28) days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

Methods of member, etc., sending document or information

220.	Subject to Article 217 and unless otherwise provided by these Articles, a member or a person Entitled by Transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)	the determined form and means are permitted by the Acts for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Acts; and

(b)	unless the board otherwise permits, any applicable condition or limitation specified in the Acts, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Acts for authentication of a document or information sent in the relevant form.

Notice to joint holders

221.	In the case of joint holders of a share:

(a)	any notice, document or other information shall be given, sent or supplied only to the joint holder whose name stands first in the register in respect of the joint holding and any notice, document or other information so sent shall be deemed for all purposes sent to all the joint holders; and

69

(b)	the agreement of the joint holder whose name stands first in the register of members in respect of the joint holding that notices, documents and information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

Registered address outside EEA

222.	Other than in respect of a Depositary to which this article shall not apply, a member whose registered address is not within the United Kingdom, an EEA State or the United States of America and who sends to the Company an address within the United Kingdom, an EEA State or the United States of America at which a document or information may be sent to him shall be entitled to have the document or information sent to him at that address (provided that, in the case of a document or information sent by electronic means, including without limitation any notification required by the Acts that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)	without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

223.	A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

224.	The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons Entitled by Transmission and by members or persons Entitled by Transmission to the Company.

Notice to persons Entitled by Transmission

225.	A notice, document or other information may be sent or supplied by the Company to the person or persons Entitled by Transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a notice, document or other information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

70

Transferees, etc., bound by prior notice

226.	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title, provided that no person who becomes Entitled by Transmission to a share shall be bound by any direction notice sent under Article 99 to a person from whom he derives his title.

Proof of sending/when notices, etc., deemed sent by post

227.	Proof that a notice, document or other information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. A notice, document or other information sent by the Company to a member by post shall be deemed to have been received:

(a)	if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the notice, document or other information was posted;

(b)	if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the notice, document or other information was posted; or

(c)	in any other case, on the second day following that on which the notice, document or other information was posted.

When notices, etc., deemed sent by hand

228.	A notice, document or other information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address or an address notified to the Company in accordance with Article 222.

Proof of sending/when notices, etc., deemed sent by electronic means

229.	Proof that a document or information sent or supplied by electronic means was properly addressed to the electronic address provided by the member for the purpose of receiving communication from the Company shall be conclusive evidence that the notice, document or other information was sent or supplied. A notice, document or other information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member at the time at which the notice, document or other information was sent to the member notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice, document or other information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or other information by post to the member.

71

When notices, etc., deemed sent by website

230.	A notice, document or other information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)	when the notice, document or other information was first made available on the website; or

(b)	if later, when the member is deemed by Article 227, 228 or 229 to have received notice of the fact that the notice, document or other information was available on the website. Such a notice, document or other information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice, document or other information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or other information by post to the member.

When notices, etc. deemed sent by advertisement

231.	A notice, document or other information sent or supplied by the Company to a member by means of public advertisement shall be deemed to have been received on the day on which the advertisement appears.

When notices, etc. deemed sent by Depositary

232.	A notice, document or other information sent or supplied by the Company to a member by means of a Depositary shall be deemed to have been received twenty-four (24) hours after the Company, or person acting on the Company’s behalf, gives the notice, document or other information to the Depositary.

No entitlement to receive notice, etc., if company has no current address

233.	A member shall not be entitled to receive any notice, document or other information that is required or authorised to be sent or supplied to him by the Company by a provision of the Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a)	on at least two (2) consecutive occasions; or

72

(b)	on one occasion and reasonable enquiries have failed to establish the member’s address.

Subject to Article 222, a member to whom this Article applies shall become entitled to receive such documents or information when he has given the Company (or its agent) a registered address, or postal address or shall have informed the Company in such manner as may be specified by the Company of an electronic address to which they may be sent or supplied.

For the purposes of this Article 233, references to notices, documents or other information include references to a cheque or other instrument of payment, but nothing in this Article 233 entitles the Company to cease sending any cheque or other instrument of payment for any dividend, unless it is otherwise so entitled under these Articles.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Notice during disruption of services

234.	Subject to the Acts, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation in the United Kingdom. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven (7) days before the meeting the posting of notices to addresses again becomes practicable.

Execution of documents

235.	Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:

(a)	incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that member or other person in such form as the directors may approve; or

(b)	be accompanied by such other evidence as the directors may require in order to be satisfied that the document is genuine.

The Company may designate mechanisms for validating any such document and a document not validated by the user of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 65 and 112(b).

73

Destruction of Documents

Power of company to destroy documents

236.	The Company shall be entitled to destroy:

(a)	all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six (6) years from the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two (2) years from the date of recording;

(c)	all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of the cancellation;

(d)	all paid dividend warrants, cheques and similar financial instruments at any time after the expiration of one (1) year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of use;

(f)	all proxy appointments which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded; and

(g)	any other document on the basis of which an entry in the register of members is made, after six (6) years from the date on which it is made.

Presumption in relation to destroyed documents

237.	It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 236 was duly and properly made;

(b)	every instrument of transfer destroyed in accordance with Article 236 was a valid and effective instrument duly and properly registered;

(c)	every share certificate destroyed in accordance with Article 236 was a valid and effective certificate duly and properly cancelled; and

74

(d)	every other document destroyed in accordance with Article 236 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

provided that

(e)	the provisions of this Article and Article 236 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)	nothing in this Article or Article 236 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 236 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 236; and

(g)	any reference in this Article or Article 236 to the destruction of any document includes a reference to its disposal in any manner.

Untraced Shareholders

Power to dispose of shares of untraced shareholders

238.	The Company shall be entitled to sell any share held by a member or any share to which a person is Entitled by Transmission if:

(a)	during the period of twelve (12) years before the date of the publication of the advertisements referred to in paragraph (c) of this Article (or, if published on different dates, the first date) (the “relevant period”) no warrant, cheque or other methods of payment for amounts payable which have been sent in the manner authorised by these Articles in respect of the shares in question have been cashed or effected;

(b)	the Company has, during the relevant period, paid out at least three (3) dividends (whether interim or final) and no such dividend has been delivered to the member or person concerned;

(c)	the Company has after expiry of the relevant period inserted advertisements both in a national daily newspaper in the United Kingdom and in a newspaper circulating in the area of the last registered address or last known address of such member or other person concerned giving notice of its intention to sell such share (and the said advertisements, if not published on the same day, shall have been published within thirty (30) days of each other); and

(d)	during the further period of three (3) months following the publication of the advertisements referred to in paragraph (c) of this Article (or, if published on different dates, the later date) the Company has received no communication from, or on behalf of, such member or person.

75

The Company shall also be entitled to sell any additional shares issued during the relevant period (or in right of any share so issued) if the criteria in paragraphs (a), (c) and (d) of Article 238 are satisfied in relation to the additional share (but as if the words “during the period of twelve (12) years” were omitted from paragraph (a) of Article 238 and the words “after the expiration of the relevant period” were omitted from paragraph (c) of Article 238.

Transfer on sale

239.	To give effect to any sale pursuant to Article 238, the board may:

(a)	where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b)	where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer

240.	An instrument of transfer executed by that person in accordance with Article 239(a) shall be as effective as if it had been executed by the holder of, or person Entitled by Transmission to, the shares. An exercise by the Company of its powers in accordance with Article 239(b) shall be as effective as if exercised by the registered holder of or person Entitled by Transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

241.	The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. No trust or duty to account shall arise in respect of the net proceeds and no interest shall be payable in respect of the proceeds of sale which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.

Winding up

Liquidator may distribute in specie

242.	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

76

(a)	divide among the members in specie the whole or any part of the assets, whether they shall consist of property of the same kind or not, of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)	vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)	determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

Disposal of assets by liquidator

243.	The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

Indemnity and Insurance

Indemnity to directors and officers

244.	Subject to the provisions of, and so far as permitted by and consistent with, the Acts, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, the Company shall exercise all its powers to:

(a)	indemnify to any extent any person who is or was a director or other officer of the Company or of any associated company (other than any person (whether an officer or not) engaged by the Company as auditor) directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company other than, in the case of a current or former director:

(i)	any loss or liability to the Company or any associated company; and

(ii)	any loss or liability of the kind referred to in section 234(3) of the Companies Act; and

(b)	indemnify to any extent any person who is or was a director of an associated company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act), directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme other than a liability of the kind referred to in section 253(3) of the Companies Act,

77

provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Acts.

245.	Subject to the provisions of the Acts, the Company may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)	a director, officer (other than an auditor) or employee of the Company, or any body corporate which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article 245 are or have been interested,

including without limitation insurance against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund .

No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

246.	For the purposes of Articles 244 and 245, references to “loss” and to “liability” shall include all costs and expenses incurred by the person in relation thereto.

Funding of defence proceedings

247.	Subject to the provisions of and so far as may be permitted by the Acts, the board may exercise all the powers of the Company to:

(a)	provide any current or former director or other officer (other than an auditor) of the Company or any associated company with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company, or in connection with any application for relief under the provisions mentioned in section 205(5) of the Companies Act; and

78

(b)	do anything to enable any such person to avoid incurring such expenditure,

but so that the terms set out in section 205(2) of the Companies Act shall apply to any such provision of funds or other things so done. For the purpose of this Article references to “director” in section 205(2) of the Companies Act shall be deemed to include references to a former director or other officer (other than an auditor) of the Company or any associated company.

Dispute Resolution

Exclusive jurisdiction of English Courts

248.	The courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought in that members’ capacity (whether in its own name or in the name of the Company) as such against the Company and/or the board and/or any of the directors individually or collectively, arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

249.	For the purposes of Article 248, director shall be read so as to include each and any director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director of the Company.

Governing law

250.	The governing law of these Articles is English law and these Articles shall be interpreted in accordance with English law.

79